UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

January 17, 2023

Date of Report (date of earliest event reported)

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard	Jacksonville	Florida	32207
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 904-357-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On January 17, 2023, Rayonier Advanced Materials Inc. (“RYAM”) issued a press release announcing preliminary, unaudited financial results for the fourth quarter and full year ended on December 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information furnished in this Item 2.02 is preliminary, unaudited, and subject to RYAM’s normal quarter and year-end accounting procedures and external audit by RYAM’s independent registered public accounting firm and is subject to change. The information furnished in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	RYAM Announces Preliminary Fourth Quarter and Full Year Results

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	RAYONIER ADVANCED MATERIALS INC.

	By:	/s/ Gabriela Garcia
Gabriela Garcia
Chief Accounting Officer and Vice President